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                                                                 EXHIBIT 99.1



      STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. SECTION 1350


        I, William McGlashan, Jr., the chief executive officer of Critical Path, Inc. (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

        (i) the Annual Report of the Company on Form 10-K for the period and year ending December 31, 2002 (the "Report") and filed with the U.S. Securities and Exchange Commission on the date hereof, fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

        (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        /s/ William McGlashan

                                    --------------------------------
                                    William McGlashan, Jr.
                                     Chief Executive Officer and Chairman of
                                     the Board of Directors

                                    March 28, 2003




A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Critical Path, Inc. and will be retained by Critical Path, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.